Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to The 1997 Stock Option Plan of Elcom International, Inc. of our report dated February 17, 1998 included in Elcom International Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.


                                                        /s/ ARTHUR ANDERSEN LLP
                                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
November 24, 1998

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